NWM MOMENTUM FUND

SPECIAL MEETING OF SHAREHOLDERS

[          ], 2018

PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Gregory Getts and Umberto Anastasi, and each of them, as proxies with full power of substitution to act for and vote on behalf of the undersigned all shares of the above referenced Fund, which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held at the offices of [ ], [ ], [ ], [ ] at [ ], [ ] on [ ], 2018 at, or at any adjournment thereof, on the proposals described below, as set forth in the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement dated [ ], 2018, receipt of which is acknowledged by the undersigned. PLEASE INDICATE ANY CHANGES OF ADDRESS BELOW. This proxy may be revoked at any time prior to the exercise of the powers conferred thereby.

This proxy will be voted as specified. By voting by telephone or by signing and dating this proxy card, you authorize the proxies to vote the proposals as indicated or marked, or if not indicated or marked, to vote “FOR” the proposals, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournments or postponements thereof. Even if you plan to attend the Meeting, to help ensure that your vote is represented, please vote (1) by telephone; or (2) by completing and mailing this proxy card at once in the enclosed envelope. If you vote by telephone, you do not need to mail in your proxy card. To vote by telephone please call
[ ] between 8:30 a.m. and 5:00 p.m., Eastern time, Monday through Friday.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Special Meeting of Shareholders and the Proxy. Your signature(s) on this Proxy should be exactly as your name(s) appear on this Proxy. If the shares are held jointly, one or more joint owners should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

Shareholder Signature	Date

Joint Shareholder Signature	Date

Important Notice Regarding the Availability of Proxy Materials for the Meeting:

The Notice of Special Meeting and Proxy Statement are available at www._______.com

Please fill in box(es) as shown using black or blue ink. ☒

The Board of Trustees recommends voting “FOR” the Proposal with respect to the above referenced Fund. You may only complete this proxy with respect to the Fund in which you were a shareholder of record as of [ , 2018].

Proposal 1. To approve an Agreement and Plan of Reorganization, providing for (a) the transfer of all of the assets and liabilities of the NWM Momentum Fund (the “Target Fund”) to the James Alpha Momentum Portfolio (the “Acquiring Fund”), a newly formed portfolio of The Saratoga Advantage Trust, in exchange for Class I shares of the Acquiring Fund; and (b) the distribution of such shares to the shareholders of the Target Fund and complete liquidation and termination of the Target Fund

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

Proposal 2. To approve adjournments of the Meeting from time to time to solicit additional proxies if there are insufficient votes at the time of the Meeting to constitute a quorum or approve proposal 1.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]
Proposal 3. To transact such other business as may properly come before the Special Meeting and any postponement or adjournment thereof.

Please check box at right if you will be attending the meeting.	[ ]

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S). IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED FOR THE FOREGOING PROPOSALS AND WILL BE VOTED IN THE APPOINTED PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

PLEASE DATE, SIGN AND RETURN THIS CARD USING THE ENCLOSED, POSTAGE-PAID ENVELOPE.

Mail to:

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